Exhibit 5.1

February 17, 2017

ARMOUR Residential REIT, Inc.
3001 Ocean Drive, Suite 201
Vero Beach, Florida 32963

Re: ARMOUR Residential REIT, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to ARMOUR Residential REIT, Inc., a Maryland corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), relating to the registration by the Company of 55,000 shares of the Company's common stock, par value $0.001 per share (the "Shares"), that may be issued to the Company's non-employee directors in connection with certain director compensation payable in common stock, cash or a combination of stock and cash, at the option of the director. This opinion is being issued pursuant to the requirements of the Act.

In so acting, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have considered necessary in order to enable us to render this opinion, including: (i) the Registration Statement, (ii) the Company's Articles of Incorporation, as amended to date (the "Articles"), (iii) the Company's By-laws, as amended to date, (iv) resolutions of the Board of Directors of the Company relating to the Registration Statement and the proposed registration, issuance and sale of the Shares (the "Resolutions"), (v) certificates of public officials and certificates of officers or other representatives of the Company, and (vi) such other documents, certificates and records as we have deemed necessary or appropriate to form the basis for the opinions set forth herein.

In rendering the opinions set forth herein, we have relied, without investigation, on each of the following assumptions: (a) the legal capacity of each natural person to take all actions required of each such person in connection with the Registration Statement and the registration, issuance and sale of the Shares; (b) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy; (c) as to matters of fact, the truthfulness of the factual statements of the Company made in the Registration Statement and in the certificates of public officials and officers of the Company; and (d) that the total number of shares of common stock issued and outstanding after the issuance of any of the Shares will not exceed the number of shares of common stock that the Company then has the authority to issue under the Articles.

Based on the foregoing, and subject to the assumptions qualifications and limitations stated herein, we are of the opinion that the Shares have been duly authorized and, when issued and delivered in accordance with the Articles and the Resolutions, will be validly issued, fully paid and non-assessable.

We express no opinion as to matters governed by laws of any jurisdiction other than the federal securities laws of the United States of America and the corporate laws of the State of Maryland, as in effect on the date hereof.

ARMOUR Residential REIT, Inc.
February 17, 2017

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished to you for your benefit in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.
We hereby consent to the filing of this opinion letter with the Securities and Exchange Commission in connection with the filing of the Registration Statement referred to above. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission issued thereunder.

Sincerely,

/s/ HOLLAND & KNIGHT LLP

HOLLAND & KNIGHT LLP